Exhibit 99.2
G&K Services, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
G&K Services, Inc. and Subsidiaries
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
(In thousands, except per share data)
Rental and direct sale revenue	$244,145	$243,060	$485,165	$480,231
Cost of rental and direct sale revenue	159,236	160,030	316,599	316,118
Gross Margin	84,909	83,030	168,566	164,113
Pension settlement charge	—	—	6,010	—
Merger-related expenses	10,067	—	16,123	—
Selling and administrative	54,029	51,546	107,019	104,751
Income from Operations	20,813	31,484	39,414	59,362
Interest expense	2,065	1,656	4,026	3,283
Income before Income Taxes	18,748	29,828	35,388	56,079
Provision for income taxes	9,486	11,335	16,076	21,323
Net Income	$9,262	$18,493	$19,312	$34,756
Basic Earnings per Common Share	$0.47	$0.93	$0.98	$1.74
Diluted Earnings per Common Share	$0.46	$0.92	$0.96	$1.72
Weighted average shares outstanding, basic	19,465	19,665	19,459	19,696
Weighted average shares outstanding, diluted	19,826	19,870	19,810	19,936
Dividends Declared per Share	$0.39	$0.37	$0.78	$0.74

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
G&K Services, Inc. and Subsidiaries
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
(In thousands)
Net income	$9,262	$18,493	$19,312	$34,756
Other comprehensive income (loss):
Foreign currency translation adjustments	(2,795)	(4,079)	(4,245)	(11,983)
Change in pension benefit liabilities	762	676	11,519	1,353
Derivative financial instruments unrecognized gain (loss)	7,771	(978)	7,239	(5,604)
Reclassification of derivative financial instruments loss (gain) to net income	386	(58)	675	(111)
Other comprehensive income (loss) before income taxes	6,124	(4,439)	15,188	(16,345)
Income tax (expense) benefit	(2,200)	351	(6,707)	3,324
Other comprehensive income (loss), net of taxes	$3,924	$(4,088)	$8,481	$(13,021)
Total comprehensive income	$13,186	$14,405	$27,793	$21,735

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
G&K Services, Inc. and Subsidiaries

	December 31, 2016	July 2, 2016
(In thousands)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$29,864	$24,279
Accounts receivable, less allowance for doubtful accounts of $4,260 and $3,578	108,700	102,657
Inventory	36,525	34,077
Merchandise in service, net	130,915	131,801
Other current assets	15,757	20,539
Total current assets	321,761	313,353
Property, plant and equipment, less accumulated depreciation of $406,430 and $397,209	223,777	228,642
Goodwill	322,371	324,520
Other noncurrent assets	56,539	55,022
Total assets	$924,448	$921,537
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$53,149	$44,792
Accrued expenses and other current liabilities	65,849	72,736
Current maturities of long-term debt	22,000	—
Total current liabilities	140,998	117,528
Long-term debt, net of current maturities	194,548	231,148
Deferred income taxes	79,209	68,895
Other noncurrent liabilities	104,384	114,426
Total liabilities	519,139	531,997
Stockholders' Equity
Common stock, $0.50 par value	9,865	9,828
Additional paid-in capital	87,524	84,804
Retained earnings	328,306	323,775
Accumulated other comprehensive loss	(20,386)	(28,867)
Total stockholders' equity	405,309	389,540
Total liabilities and stockholders' equity	$924,448	$921,537

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
G&K Services, Inc. and Subsidiaries
(Unaudited)

(In thousands, except per share data)	Shares	Class A Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Stockholders' Equity
Balance July 2, 2016	19,661	$9,828	$84,804	$323,775	$(28,867)	$389,540
Cumulative-effect of adoption of share-based compensation accounting guidance	—	—	232	604	—	836
Adjusted opening balances after adoption of share-based compensation accounting guidance	19,661	9,828	85,036	324,379	(28,867)	390,376
Total comprehensive income	—	—	—	19,312	8,481	27,793
Proceeds from issuance of common stock under stock option plans	93	47	981	—	—	1,028
Share-based compensation	—	—	3,357	—	—	3,357
Shares withheld for taxes under equity compensation plans	(19)	(10)	(1,850)	—	—	(1,860)
Cash dividends declared ($0.78 per share)	—	—	—	(15,385)	—	(15,385)
Balance December 31, 2016	19,735	$9,865	$87,524	$328,306	$(20,386)	$405,309

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
G&K Services, Inc. and Subsidiaries
(Unaudited)

	For the Six Months Ended
	December 31, 2016	December 26, 2015
(In thousands)
Operating Activities:
Net income	$19,312	$34,756
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	18,241	17,242
Non-cash pension settlement charge	6,010	—
Deferred income taxes	3,740	6,183
Share-based compensation	3,604	3,399
Changes in operating items, exclusive of acquisitions and divestitures -
Accounts receivable	(6,607)	(3,758)
Inventory and merchandise in service	(1,699)	(4,168)
Accounts payable	9,530	(2,254)
Other current assets and liabilities	(1,451)	10,357
Other	1,367	(6,109)
Net cash provided by operating activities	52,047	55,648
Investing Activities:
Capital expenditures	(14,980)	(22,933)
Acquisition of business	—	(2,146)
Net cash used for investing activities	(14,980)	(25,079)
Financing Activities:
Repayments of long-term debt	—	(75,168)
(Repayments of) proceeds from revolving credit facilities, net	(14,600)	86,177
Cash dividends paid	(15,385)	(14,797)
Proceeds from issuance of common stock under stock option plans	1,028	731
Repurchase of common stock	—	(15,020)
Shares withheld for taxes under equity compensation plans	(1,860)	(2,992)
Excess tax benefit from share-based compensation	—	1,911
Net cash used for financing activities	(30,817)	(19,158)
Effect of Foreign Exchange Rate Changes on Cash	(665)	(1,197)
Increase in Cash and Cash Equivalents	5,585	10,214
Cash and Cash Equivalents:
Beginning of period	24,279	16,235
End of period	$29,864	$26,449

Supplemental Cash Flow Information:
Cash paid for -
Interest	$3,734	$3,274
Income taxes	$7,371	$1,842
Supplemental Non-cash Investing Information:
Capital expenditures not yet paid and included in accounts payable	$763	$3,031

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

G&K SERVICES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except share and per share data)
(Unaudited)
1. Summary of Significant Accounting Policies

Basis of Presentation for Interim Financial Statements

The Condensed Consolidated Financial Statements of G&K Services, Inc. (the "Company" or "G&K") as set forth in this quarterly report have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim reporting. As permitted under those rules, certain footnotes and other financial information that are normally required by accounting principles generally accepted in the United States can be condensed or omitted. Our accounting policies are described in "Notes to the Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended July 2, 2016 ("fiscal year 2016 "). Management is responsible for the unaudited Condensed Consolidated Financial Statements included in this document. The Condensed Consolidated Financial Statements included in this document are unaudited but, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of our financial position as of December 31, 2016, the results of our operations for the three and six months ended December 31, 2016 and December 26, 2015 and our cash flows for the six months ended and December 31, 2016 and December 26, 2015.

The results of operations for the three and six month periods ended December 31, 2016 and December 26, 2015 are not necessarily indicative of the results to be expected for the full year.

This Quarterly Report on Form 10-Q should be read in conjunction with our Consolidated Financial Statements and notes included in our fiscal year 2016 Annual Report on Form 10-K.

Proposed Merger with Cintas Corporation

On August 15, 2016, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cintas Corporation ("Cintas") and Bravo Merger Sub, Inc., a wholly-owned subsidiary of Cintas (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, Merger Sub will cease to exist and the Company will survive as a wholly-owned subsidiary of Cintas. The Merger is subject to customary closing conditions, including, without limitation, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the requisite approval from the Competition Bureau of Canada pursuant to the Competition Act (Canada) being obtained. Our shareholders approved the Merger on November 15, 2016. The Merger is expected to close not later than the second quarter of calendar year 2017. During the three and six months ended December 31, 2016 , we incurred costs of $10,067 and $16,123, respectively, related to the Merger for employee-related expenses, professional services and regulatory fees. Many of these expenses are non-deductible for income tax purposes. The after-tax effect of these items are $8,754 and $13,491, which represents $0.44 and $0.68 per diluted share, respectively, for the three and six months ended December 31, 2016. See Note 14, "Proposed Merger with Cintas Corporation," of Notes to the Condensed Consolidated Financial Statements for further details.

Inventory and Merchandise in Service

The components of inventory as of December 31, 2016 and July 2, 2016 are as follows:

	December 31, 2016	July 2, 2016
Raw Materials	$7,507	$6,424
Work in Process	1,305	1,431
Finished Goods	27,713	26,222
Inventory	$36,525	$34,077
Merchandise in service, net	$130,915	$131,801

We review the estimated useful lives of our merchandise in service assets on a periodic basis or when trends in our business indicate that the useful lives for certain products might have changed. The selection of estimated useful lives is a sensitive estimate in which a change in lives could have a material impact on our results of operations.

There were no material changes to the estimated periods in which the assets will be in service for the three and six months ended December 31, 2016 and December 26, 2015.

Goodwill

Goodwill by segment is as follows:

	United States	Canada	Total
Balance as of July 2, 2016	$270,045	$54,475	$324,520
Foreign currency translation	—	(2,149)	(2,149)
Balance as of December 31, 2016	$270,045	$52,326	$322,371

2. New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued updated guidance to clarify revenue recognition principles, which is intended to improve disclosure requirements and enhance the comparability of revenue recognition practices. Improved disclosures under the amended guidance relate to the nature, amount, timing and uncertainty of revenue that is recognized from contracts with customers. This guidance will be effective for us beginning in the first quarter of fiscal year 2019. We are evaluating the impact that this new guidance will have on our Consolidated Financial Statements.

In April 2015, the FASB issued updated guidance which changes the presentation of debt issuance costs in financial statements to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs is reported as interest expense. This guidance will be effective for us beginning in the fourth quarter of fiscal year 2017 and is required to be applied on a retrospective basis. We anticipate the implementation of this guidance will not have a material impact on the presentation of our financial position and will have no impact on our results of operations or cash flows.

In July 2015, the FASB issued updated guidance to simplify the measurement of inventory at the lower of cost or net realizable value. This guidance will be effective for us beginning in the first quarter of fiscal year 2018. We anticipate the implementation of this guidance will not have a material impact on our financial position, results of operations or cash flows.

In January 2016, the FASB issued updated guidance intended to improve the recognition and measurement of financial instruments. This guidance will be effective for us beginning in the first quarter of fiscal year 2019. We are evaluating the impact, if any, that this new guidance will have on our Consolidated Financial Statements.

In February 2016, the FASB issued updated guidance, which is intended to increase transparency and comparability by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This guidance will be effective for us beginning in the first quarter of fiscal year 2020, although early adoption is permitted. We are evaluating the impact, if any, that this new guidance will have on our Consolidated Financial Statements.

In March 2016, the FASB issued updated guidance, which is intended to simplify several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures and classification of excess tax benefits and shares withheld for taxes in the statement of cash flows. We adopted this guidance in the first quarter of fiscal year 2017. The adoption of this guidance is expected to increase the volatility of our effective tax rate as the tax benefits and deficiencies related to stock options exercised and restricted stock vestings are recorded as increases and decreases in income tax expense. In addition, these benefits and deficiencies are reflected within operating cash flows rather than being recorded within equity and reflected as a financing cash flow. As part of the adoption of this guidance we have elected to account for forfeitures of share-based awards as they occur. We continue to reflect tax withholding payments made on an employee's behalf for shares withheld for taxes as a financing cash flow in accordance with the new guidance. The cumulative-effect adjustment of these changes on the Condensed Consolidated Balance Sheet as of December 31, 2016 was $604, net of tax, an increase to retained earnings and a decrease to paid-in capital. The impact on the Condensed Consolidated Statement of Operations for the three and six months ended December 31, 2016 was a $204 and $1,027 benefit in income tax expense. Our excess tax benefit is no longer included in the calculation of diluted shares under the treasury stock method, which resulted in an increase of 110,000 shares and 105,000 shares in the weighted average number of diluted shares outstanding for the three and six months ended December 31, 2016, respectively. The election to recognize forfeitures as they occur resulted in an immaterial increase in stock based compensation expense for the three and six months ended December 31, 2016.

In August 2016, the FASB issued updated guidance regarding the classification of certain cash receipts and cash payments in the statement of cash flows. This guidance will be effective for us beginning in the first quarter of fiscal year 2019, although early adoption is permitted. We are evaluating the impact, if any, that this new guidance will have on our Consolidated Statements of Cash Flows

3. Earnings Per Share

Accounting guidance for participating securities and the two-class method addresses whether awards granted in unvested share-based payment transactions that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and therefore are included in computing earnings per share under the two-class method. Participating securities are securities that may participate in dividends with common stock and the two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that would otherwise have been available to common shareholders. Under the two-class method, earnings for the period are allocated between common shareholders and other shareholders, based on their respective rights to receive dividends. Certain restricted stock awards granted under our equity plans are considered participating securities as these awards receive non-forfeitable dividends at the same rate as common stock.

The computations of our basic and diluted earnings per share for the three and six months ended December 31, 2016 and December 26, 2015 are as follows:

	Three Months Ended		Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Net income	$9,262	$18,493	$19,312	$34,756
Less: Income allocable to participating securities	(127)	(271)	(265)	(498)
Net income available to common stockholders	$9,135	$18,222	$19,047	$34,258
Basic earnings per share (shares in thousands):
Weighted average shares outstanding, basic	19,465	19,665	19,459	19,696
Basic earnings per common share:
Basic earnings per share	$0.47	$0.93	$0.98	$1.74
Diluted earnings per share (shares in thousands):
Weighted average shares outstanding, basic	19,465	19,665	19,459	19,696
Weighted average effect of non-vested restricted stock grants and assumed exercise of stock options	361	205	351	240
Weighted average shares outstanding, diluted	19,826	19,870	19,810	19,936
Diluted earnings per common share:
Diluted earnings per share	$0.46	$0.92	$0.96	$1.72

We excluded potential common shares related to our outstanding equity compensation grants of 42,000 and 276,000 for the three months ended December 31, 2016 and December 26, 2015, and 34,000 and 204,000 for the six months ended December 31, 2016 and December 26, 2015, respectively, from the computation of diluted earnings per share. Inclusion of these shares would have been anti-dilutive.

4. Other Assets and Other Noncurrent Liabilities

Other assets as of December 31, 2016 and July 2, 2016 include the following:

	December 31, 2016	July 2, 2016
Executive deferred compensation assets	$34,831	$33,080
Cash surrender value of life insurance policies	15,073	14,860
Customer contracts and non-competition agreements, net	2,760	3,464
Derivative financial instruments	784	—
Other assets	5,416	6,658
Less: portion classified as current assets	(2,325)	(3,040)
Total other noncurrent assets	$56,539	$55,022

The customer contracts include the combined value of the written service agreements and the related customer relationship. Customer contracts are amortized over a weighted average life of approximately ten years and are as follows:

	December 31, 2016	July 2, 2016
Customer contracts and non-competition agreements	$14,564	$14,576
Accumulated amortization	(11,804)	(11,112)
Net	$2,760	$3,464

Amortization expense was $346 and $340 for the three months ended December 31, 2016 and December 26, 2015, and $694 and $718 for the six months ended December 31, 2016 and December 26, 2015, respectively. Estimated amortization expense for each of the next five fiscal years based on the intangible assets as of December 31, 2016 is as follows:

2017 remaining	$547
2018	435
2019	216
2020	204
2021	192
Thereafter	1,166

Other noncurrent liabilities as of December 31, 2016 and July 2, 2016 include the following:

	December 31, 2016	July 2, 2016
Multi-employer pension withdrawal liability	$—	$803
Pension plan liability	28,401	32,446
Executive deferred compensation plan liability	34,831	33,080
Supplemental executive retirement plan liability	18,448	18,523
Accrued income taxes	7,389	7,363
Workers' compensation liability	16,169	18,036
Derivative financial instruments	1,147	8,189
Other liabilities	5,894	5,725
Less: Portion classified as current liabilities	(7,895)	(9,739)
Total other noncurrent liabilities	$104,384	$114,426

5. Long-Term Debt

Long-term debt as of December 31, 2016 and July 2, 2016 include the following:

	December 31, 2016	July 2, 2016
Borrowings under Unsecured Revolver	$97,000	$107,600
Borrowings under A/R Line	19,548	23,548
Borrowings under Fixed Rate Notes	100,000	100,000
	216,548	231,148
Less current maturities	(22,000)	—
Total long-term debt	$194,548	$231,148

We have a $350,000 unsecured revolver with a syndicate of banks, which expires on April 15, 2020. Domestic U.S. Dollar borrowings under this revolver generally bear interest at the adjusted London Interbank Offered Rate (" LIBOR ") for specified periods plus a margin, which can range from 1.00% to 1.75%, depending on our consolidated leverage ratio and can be expanded by $200,000 to a total of $550,000.

As of December 31, 2016 , there was $97,000 outstanding under this revolver. The unused portion of the revolver may be used for general corporate purposes, dividends, working capital needs and to provide up to $45,000 in letters of credit. As of December 31, 2016, we had no letters of credit outstanding under this revolver. As of December 31, 2016, there is a fee of 0.15% of the unused daily balance of this revolver.

As a result of the Merger (see Note 14, "Proposed Merger with Cintas Corporation," of Notes to the Condensed Consolidated Financial Statements) and the cessation of our share repurchase program, we expect to generate excess cash flow over the next 12 months, which we expect to use to pay down our unsecured revolver. Therefore, $22,000 has been classified as current maturities of long-term debt.

Availability of credit under this revolver requires that we maintain compliance with certain covenants, which are the most restrictive when compared to our other credit facilities. The following table illustrates compliance with regard to the material financial covenants required by the terms of this revolver as of December 31, 2016:

	Required	Actual
Maximum Leverage Ratio (Debt/EBITDA)	3.50	1.42
Minimum Interest Coverage Ratio (EBITDA/Interest Expense)	3.00	24.29

Our maximum leverage ratio and minimum interest coverage ratio covenants are calculated by adding back certain non-cash charges, as defined in this revolver.

Borrowings outstanding as of December 31, 2016 under this revolver bear interest at a weighted average effective rate of 1.78%.

We renewed our $50,000 accounts receivable securitization facility and it is scheduled to expire on September 26, 2017. We intend to refinance these borrowings on or before the expiration date or pay the outstanding balance using our unsecured revolver. There were no material changes to the terms of the facility. Under the terms of the facility, we pay interest at a rate per annum equal to LIBOR plus a margin of 0.75%. The facility is subject to customary fees, including a rate per annum equal to 0.80% for the issuance of letters of credit and 0.26% for any unused portion of the facility. As is customary with transactions of this nature, our eligible accounts receivable are sold to a consolidated subsidiary. As of December 31, 2016, there was $19,548 outstanding under this securitization facility and there were $30,452 of letters of credit outstanding, primarily related to our property and casualty insurance programs. Borrowings outstanding as of December 31, 2016 under this facility bear interest at an average effective rate of 1.37%.

We have $100,000 of fixed rate unsecured senior notes with $50,000 of the notes bearing interest at a fixed interest rate of 3.73% per annum maturing April 15, 2023 and $50,000 of the notes bearing interest at a fixed interest rate of 3.88% per annum maturing on April 15, 2025. Interest on the notes is payable semiannually on April 15 and October 15. As of December 31, 2016, the outstanding balance of the notes was $100,000 at an effective rate of 3.81%.

See Note 6, "Derivative Financial Instruments," of Notes to the Condensed Consolidated Financial Statements for details of our interest rate swap and hedging activities related to our outstanding debt.

6. Derivative Financial Instruments

In the ordinary course of business, we are exposed to various market risks. We utilize derivative financial instruments to manage interest rate risk and manage the total debt that is subject to variable and fixed interest rates. These interest rate swap contracts modify our exposure to interest rate risk by converting variable rate debt to a fixed rate or by locking in the benchmark interest rate on forecasted issuances of fixed rate debt.

For derivative financial instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value on the derivative financial instrument is reported as a component of "Accumulated other comprehensive income" and reclassified into the "Interest expense" line item in the Condensed Consolidated Statements of Operations in the same period as the expenses from the cash flows of the interest expense are recognized. Cash payments or receipts are included in "Net cash provided by operating activities" in the Condensed Consolidated Statements of Cash Flows in the same period as the cash is settled. We perform an assessment at the inception of the hedge and on a quarterly basis thereafter to determine whether our derivatives are highly effective in offsetting changes in the value of the hedged items. Any change in the fair value resulting from hedge ineffectiveness is immediately recognized as income or expense.

We do not have any derivative financial instruments that have been designated as either a fair value hedge, a hedge of net investment in a foreign operation, or that are held for trading or speculative purposes. Cash flows associated with derivative financial instruments are classified in the same category as the cash flows hedged in the Condensed Consolidated Statements of Cash Flows.

As of December 31, 2016, we held a $75,000 interest rate swap contract which will limit our exposure to interest rate risk and pursuant to which we will pay fixed rates of interest and receive variable rates of interest based on the one-month LIBOR. The 15 year swap contract has an effective interest rate of 2.35%, with a start date of July 1, 2016 and an end date of July 1, 2031 and is a highly effective cash flow hedge. Gains or losses on any ineffectiveness are not expected to be material to any period.

The following table summarizes our derivative financial instrument assets and liabilities and the classification on our Condensed Consolidated Balance Sheets as of December 31, 2016 and July 2, 2016:

	December 31, 2016	July 2, 2016
Derivative financial instruments, assets:
Other noncurrent assets	$784	$—
Total derivative financial instruments, assets	$784	$—

Derivative financial instruments, liabilities:
Accrued expense and other current liabilities	$1,147	$1,387
Other noncurrent liabilities	—	6,802
Total derivative financial instruments, liabilities	$1,147	$8,189

A net gain of $1,053 is deferred in accumulated other comprehensive income as of December 31, 2016, of which a $572 loss is expected to be reclassified to interest expense in the next 12 months.

As of December 31, 2016 and July 2, 2016, all derivative financial instruments were designated as hedging instruments.

7. Fair Value Measurements

Generally accepted accounting principles ("GAAP") defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We considered non-performance risk when determining fair value of our derivative financial instruments. The fair value hierarchy prescribed under GAAP contains the following three levels:

Level 1 — unadjusted quoted prices that are available in active markets for the identical assets or liabilities at the measurement date.

Level 2 — other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

-quoted prices for similar assets or liabilities in active markets;
-quoted prices for identical or similar assets in non-active markets;
-inputs other than quoted prices that are observable for the asset or liability; and
-inputs that are derived principally from or corroborated by other observable market data.

Level 3 — unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

We do not have any Level 3 assets or liabilities and we did not transfer any items between fair value levels during the first two quarters of fiscal years 2016 or 2017.

The following tables summarize the assets and liabilities measured at fair value on a recurring basis as of December 31, 2016 and July 2, 2016:

	As of December 31, 2016
	Fair Value Measurements Using Inputs Considered as
	Level 1	Level 2	Total
Other assets:
Money market mutual funds	$6,367	$—	$6,367
Equity and fixed income mutual funds	28,464	—	28,464
Cash surrender value of life insurance policies	—	15,073	15,073
Derivative financial instruments	—	784	784
Total assets	$34,831	$15,857	$50,688

Derivative financial instruments	$—	$1,147	$1,147
Total liabilities	$—	$1,147	$1,147

	As of July 2, 2016
	Fair Value Measurements Using Inputs Considered as
	Level 1	Level 2	Total
Other assets:
Money market mutual funds	$5,681	$—	$5,681
Equity and fixed income mutual funds	27,306	—	27,306
Cash surrender value of life insurance policies	—	14,860	14,860
Total assets	$32,987	$14,860	$47,847

Derivative financial instruments	$—	$8,189	$8,189
Total liabilities	$—	$8,189	$8,189

The cash surrender value of life insurance policies are primarily investments established to fund the obligations of the Company's non-qualified, non-contributory supplemental executive retirement plan (SERP).

The money market, equity and fixed income mutual funds are investments established to fund the Company's non-qualified deferred compensation plan. The Company classifies these investments as trading securities, and, as a result, unrealized gains and losses are included in earnings. Changes in the deferred compensation liability as a result of the changes in the fair value of investments are also included in earnings, resulting in no impact to net income.

The following tables summarize the fair value of financial assets and liabilities recorded at historical cost as of December 31, 2016 and July 2, 2016:

	As of December 31, 2016
	Fair Value Measurements Using Inputs Considered as
	Level 1	Level 2	Total
Cash and cash equivalents	$29,864	$—	$29,864
Total assets	$29,864	$—	$29,864
Current maturities of long-term debt	$—	$22,000	$22,000
Long-term debt, net of current maturities	—	193,677	193,677
Total liabilities	$—	$215,677	$215,677

	As of July 2, 2016
	Fair Value Measurements Using Inputs Considered as
	Level 1	Level 2	Total
Cash and cash equivalents	$24,279	$—	$24,279
Total assets	$24,279	$—	$24,279
Long-term debt, net of current maturities	$—	$236,568	$236,568
Total liabilities	$—	$236,568	$236,568

8. Employee Benefit Plans

Defined Benefit Pension Plan

On December 31, 2006, we froze our pension and SERP plans for all participants.

The components of net periodic pension cost for these plans for the three and six month periods ended December 31, 2016 and December 26, 2015 are as follows:

	Pension Plan		SERP
	Three Months Ended		Three Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Interest cost	$819	$943	$136	$148
Expected return on assets	(789)	(1,068)	—	—
Amortization of net loss	635	608	117	60
Net periodic benefit cost	$665	$483	$253	$208

	Pension Plan		SERP
	Six Months Ended		Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Interest cost	$1,666	$1,886	$272	$296
Expected return on assets	(1,649)	(2,136)	—	—
Amortization of net loss	1,350	1,216	234	120
Loss on pension settlement	6,010	—	—	—
Net periodic benefit cost	$7,377	$966	$506	$416

During the first six months of fiscal year 2017, we contributed approximately $180 to the pension plans.

In the fourth quarter of fiscal year 2016, in an effort to continue to reduce the risk in the Company's noncontributory defined benefit pension plan (the "Pension Plan"), we announced a voluntary, limited-time opportunity to former employees who were vested participants in the Pension Plan to request early payment of their entire Pension Plan benefit in the form of a single lump sum payment. Eligible participants who wished to receive the lump sum payment were required to make an election between May 16, 2016 and July 15, 2016, with payments being made on or before August 31, 2016. All payments were made from the Pension Plan trust assets. The target population had a total liability of $34,200 as of July 2, 2016. Based upon the participation rate of eligible participants, the amount of total payments was $17,281 and resulted in a plan remeasurement and the recognition of a $6,010 settlement loss, or $0.19 per share, related to the pro-rata portion of the unamortized net actuarial loss which was recognized in the Condensed Consolidated Statement of Operations for the six months ended December 31, 2016.

Multi-Employer Pension Plans

During the first quarter of fiscal year 2017, we made an $813 settlement payment related to a union sponsored multi-employer pension plan ("MEPP"). Following this payment, we no longer have any liabilities for MEPPs and we no longer participate in any MEPPs in the United States as of December 31, 2016.

9. Income Taxes

Our effective tax rate increased to 45.4% in the six months ended December 31, 2016 from 38.0% in the six months ended December 26, 2015. The current period tax rate is higher than the prior year period due to $10,600 of non-deductible expenses associated with the Merger (see Note 14, "Proposed Merger with Cintas Corporation," of Notes to the Condensed Consolidated Financial Statements). This additional tax expense was partially offset by a tax benefit of $1,027 related to the adoption of new equity compensation accounting rules (see Note 2, "New Accounting Pronouncements," of Notes to the Condensed Consolidated Financial Statements).

10. Stockholders' Equity

Share Repurchase Program

As of December 31, 2016, we had a $275,000 share repurchase program. For the three and six months ended December 31, 2016 we did not repurchase any shares under this repurchase program. For the three and six months ended December 26, 2015 we repurchased 137,158 and 223,354 shares in open market transactions totaling $9,138 and $15,020, respectively. As of December 31, 2016, we had $94,043 remaining under this program. As a result of the Merger, we have suspended additional share repurchases under the repurchase program.

Share-Based Compensation

Compensation cost for share-based compensation plans is recognized on a straight-line basis over the requisite service period of the award and forfeitures are accounted for as they occur. We grant share-based awards, primarily consisting of restricted stock and options to purchase our common stock. Stock options are granted to employees and directors for a fixed number of shares with an exercise price equal to the fair value of the shares at the date of grant. Share-based compensation is recognized in the Condensed Consolidated Statements of Operations and was $1,749 and $1,458 for the three months ended December 31, 2016 and December 26, 2015, respectively, and $3,604 and $3,399 for the six months ended December 31, 2016 and December 26, 2015. As share-based compensation expense is recognized, a deferred tax asset is recorded that represents an estimate of the future tax deduction from the exercise of stock options or release of restrictions on the restricted stock. At the time share-based awards are exercised or canceled, or they expire or restrictions lapse, we recognize adjustments to income tax expense. No amount of share-based compensation expense was capitalized during the periods presented. The number of options exercised and restricted stock vested since July 2, 2016 was 124,000 shares.

11. Accumulated Other Comprehensive Income (Loss)

Changes in accumulated other comprehensive income (loss), net of tax, for the three and six months ended December 31, 2016 and December 26, 2015 are as follows:

	Three Months Ended December 31, 2016
	Foreign currency translation adjustment	Pension benefit liabilities	Derivative financial instruments	Total
Accumulated other comprehensive income (loss) at October 1, 2016	$1,947	$(22,190)	$(4,067)	$(24,310)
Other comprehensive income (loss) before reclassifications	(1,672)	—	4,877	3,205
Reclassifications from net accumulated other comprehensive income	—	477	242	719
Net current period other comprehensive income (loss)	(1,672)	477	5,119	3,924
Accumulated other comprehensive income (loss) at December 31, 2016	$275	$(21,713)	$1,052	$(20,386)

	Six Months Ended December 31, 2016
	Foreign currency translation adjustment	Pension benefit liabilities	Derivative financial instruments	Total
Accumulated other comprehensive income (loss) at July 2, 2016	$3,963	$(28,929)	$(3,901)	$(28,867)
Other comprehensive income (loss) before reclassifications	(3,688)	2,447	4,536	3,295
Reclassifications from net accumulated other comprehensive income	—	4,769	417	5,186
Net current period other comprehensive income (loss)	(3,688)	7,216	4,953	8,481
Accumulated other comprehensive income (loss) at December 31, 2016	$275	$(21,713)	$1,052	$(20,386)

	Three Months Ended December 26, 2015
	Foreign currency translation adjustment	Pension benefit liabilities	Derivative financial instruments	Total
Accumulated other comprehensive income (loss) at September 26, 2015	$1,490	$(20,849)	$1,482	$(17,877)
Other comprehensive loss before reclassifications	(3,860)	—	(613)	(4,473)
Reclassifications from net accumulated other comprehensive income (loss)	—	422	(37)	385
Net current period other comprehensive income (loss)	(3,860)	422	(650)	(4,088)
Accumulated other comprehensive income (loss) at December 26, 2015	$(2,370)	$(20,427)	$832	$(21,965)

	Six Months Ended December 26, 2015
	Foreign currency translation adjustment	Pension benefit liabilities	Derivative financial instruments	Total
Accumulated other comprehensive income (loss) at June 27, 2015	$7,914	$(21,272)	$4,414	$(8,944)
Other comprehensive loss before reclassifications	(10,284)	—	(3,512)	(13,796)
Reclassifications from net accumulated other comprehensive income (loss)	—	845	(70)	775
Net current period other comprehensive income (loss)	(10,284)	845	(3,582)	(13,021)
Accumulated other comprehensive income (loss) at December 26, 2015	$(2,370)	$(20,427)	$832	$(21,965)

Amounts reclassified from accumulated other comprehensive income (loss) to net income for the three and six months ended December 31, 2016 and December 26, 2015 are as follows:

	Three Months Ended		Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Loss (gain) on derivative financial instruments:
Interest rate swap contracts (a)	$386	$(58)	$675	$(111)
Tax (benefit) expense	(144)	21	(258)	41
Total, net of tax	242	(37)	417	(70)
Pension benefit liabilities:
Amortization of net loss (b)	762	676	1,604	1,353
Loss on pension settlement (c)	—	—	6,010	—
Tax benefit	(285)	(254)	(2,845)	(508)
Total, net of tax	477	422	4,769	845
Total amounts reclassified, net of tax	$719	$385	$5,186	$775
(a) Included in interest expense.
(b) Included in the computation of net periodic pension cost, which is included in cost of rental and direct sale and selling and administrative.
(c) Included in selling and administrative.

Income tax (expense) benefit for each component of other comprehensive income are as follows:

	Three Months Ended		Six Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Foreign currency translation adjustments	$1,123	$219	$557	$1,699
Change in pension benefit liabilities	(285)	(254)	(4,303)	(508)
Derivative financial instruments unrecognized gain (loss)	(2,894)	365	(2,703)	2,092
Reclassification of derivative financial instruments loss (gain) to net income	(144)	21	(258)	41
Income tax (expense) benefit	$(2,200)	$351	$(6,707)	$3,324

12. Contingent Liabilities

Environmental Matters

From time-to-time, we are involved in environmental-related proceedings by certain governmental agencies, which relate primarily to allegedly operating certain facilities in noncompliance with required permits. In addition to these proceedings, in the normal course of our business, we are subject to, among other things, periodic inspections by regulatory agencies, and we are involved in the remediation of various properties.

In particular, we have three projects nearing completion, which we expect will be completed within previously established reserves. We also have four other projects on which we are currently working and we expect these will be completed within previously established reserves. Historically, we have borne our property remediation costs as part of our ongoing operations. As part of the second set of projects mentioned above, in the fourth quarter of fiscal year 2015, we determined it was likely that the parties that are contractually obligated to remediate contamination resulting from prior use of perchloroethylene, or PCE, and other contaminants at three of our previously purchased locations would not be able to continue to meet these obligations because of their respective financial condition. These acquisitions date as far back as the 1970s; the most recent one was in 2007. As a result of the foregoing, as of December 31, 2016 and July 2, 2016, we had remediation-related reserves of approximately $3,176 and $3,607, respectively, related to these matters. The expense for these matters was not material for the three and six months ended December 31, 2016 and December 26, 2015.

In order to determine whether any additional exposure for remediation exists, we assessed six additional sites which we acquired that had historical dry cleaning operations. Our assessment of these sites is complete, with no further action required.

Legal Matters

As part of its general enforcement efforts, over the past four years, the U.S. Department of Labor, Office of Federal Contract Compliance Programs (OFCCP) initiated compliance evaluations at a number of our locations to review and assess our current affirmative action activities and employment practices. To close all outstanding compliance evaluations, we entered into a Conciliation Agreement with the OFCCP agreeing to take proactive efforts to address any remaining issues or concerns that were raised by the agency, none of which we expect will have a material impact on our ongoing operations. All amounts that we agreed to pay under this agreement were within previously established reserves.

We have had an ongoing dispute with Talent Creation, a Chinese supplier for our former GKdirect managed uniform business. We divested our GKdirect managed uniform business in December 2013. The dispute revolved around the 2010 termination of the parties' agreement.  The dispute was submitted to arbitration, and in April 2016, the arbitrator issued an order awarding approximately $1,300 to Talent Creation, consisting of raw material costs, post-termination warehousing costs and awards for violations of non-compete and non-solicitation provisions in the parties' contract. We filed our petition to vacate the award with the U.S. District Court for the Southern District of Ohio in May 2016, after which Talent Creation filed a cross petition to confirm the award. Briefing on the cross motions concluded in September 2016.  We believe the liability established for this matter will cover the court of appeals' decision and believe that the possibility of a material adverse effect on our results of operations or financial condition is remote.

See Note 14, "Proposed Merger with Cintas Corporation," of Notes to the Condensed Consolidated Financial Statements for further details of litigation related to the Merger.

13. Segment Information

We have two operating segments, United States (includes our Dominican Republic operations) and Canada, which have been identified as components of our organization that are reviewed by our Chief Executive Officer to determine resource allocation and evaluate performance. Each operating segment derives revenue from the branded uniform and facility services programs. Our largest customer represents approximately 2% of our total revenue. All of our customers are in the United States and Canada.

We evaluate performance based on income from operations. Financial information by segment for the three and six month periods ended December 31, 2016 and December 26, 2015 is as follows:

For the Three Months Ended	United States	Canada	Elimination	Total
December 31, 2016
Revenue	$210,197	$33,948	$—	$244,145
Income from operations	16,576	4,237	—	20,813
Total assets	892,571	140,328	(108,451)	924,448
Depreciation and amortization expense	8,297	888	—	9,185
December 26, 2015
Revenue	$209,438	$33,622	$—	$243,060
Income from operations	27,266	4,218	—	31,484
Total assets	895,841	125,028	(97,023)	923,846
Depreciation and amortization expense	7,931	855	—	8,786

For the Six Months Ended	United States	Canada	Elimination	Total
December 31, 2016
Revenue	$418,368	$66,797	$—	$485,165
Income from operations	31,004	8,410	—	39,414
Total assets	892,571	140,328	(108,451)	924,448
Depreciation and amortization expense	16,410	1,831	—	18,241
December 26, 2015
Revenue	$414,490	$65,741	$—	$480,231
Income from operations	51,191	8,171	—	59,362
Total assets	895,841	125,028	(97,023)	923,846
Depreciation and amortization expense	15,536	1,706	—	17,242

14. Proposed Merger with Cintas Corporation

On August 15, 2016, we entered into the Merger Agreement with Cintas and Merger Sub, pursuant to which, subject to the satisfaction or waiver of certain conditions, the Merger will be consummated. As a result of the Merger, Merger Sub will cease to exist and the Company will survive as a wholly-owned subsidiary of Cintas. The Merger is subject to customary closing conditions, including, without limitation, the expiration or termination of the applicable waiting periods under the HSR Act, and the requisite approval from the Competition Bureau of Canada pursuant to the Competition Act (Canada) being obtained. Our shareholders approved the Merger on November 15, 2016. The Merger is expected to close not later than the second quarter of calendar year 2017.

Pursuant to the Merger Agreement, upon the consummation of the Merger (the “Effective Time”), each share of common stock of the Company (“Class A Common Stock”), issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares held by the Company or any direct or indirect wholly-owned subsidiary of the Company or Cintas, Merger Sub or any other direct or indirect wholly-owned subsidiary of Cintas) will be converted into the right to receive $ 97.50 in cash. The Merger Agreement contains customary representations and warranties and covenants that we must observe, including certain interim operating covenants that may restrict our operations during the pendency of the Merger, subject to certain exceptions. If the Merger is completed, certain change of control and severance provisions of our compensation arrangements will be triggered at the Effective Time. In addition, the Merger Agreement also contains certain termination rights that may require us to pay Cintas a $60,000 termination fee, or Cintas to pay us a $100,000 termination fee. For additional details of the Merger and the terms thereof, refer to the Merger Agreement, a copy of which is included as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2016.

During the three and six months ended December 31, 2016, we incurred costs of $10,067 and $16,123, respectively, related to the Merger for employee-related expenses, professional services and regulatory fees. Many of these expenses are non-deductible for income tax purposes. The after-tax effects of these items are $8,754 and $13,491, which represents $0.44 per diluted share and $0.68 per diluted share, respectively, for the three and six months ended December 31, 2016.

On September 29, 2016, each of the Company and Cintas received a request for additional information and documentary material, commonly referred to as a “second request,” from the Federal Trade Commission (the “FTC”), pursuant to the HSR Act, in connection with the Merger. A “second request” is a routine part of the FTC’s review of proposed transactions. The FTC’s “second request” has the effect of extending the waiting period applicable to the consummation of the Merger until the 30th day after substantial compliance by the Company and Cintas with the “second request,” unless the waiting period is extended voluntarily by the parties or terminated sooner by the FTC.

On October 12, 2016, each of the Company and Cintas received a supplementary information request, commonly referred to as a SIR, from the Competition Bureau of Canada, pursuant to the Competition Act (Canada), in connection with the Merger. A SIR is part of the prescribed process for the Competition Bureau's review of proposed transactions in Canada and has the effect of extending the waiting period applicable to the consummation of the Merger until the 30th day after compliance by the Company and Cintas with the SIR, unless the waiting period is extended voluntarily by the parties or terminated sooner by the Competition Bureau of Canada.

Litigation Related to the Merger

On September 26, 2016, a putative shareholder class action lawsuit, captioned Klein v. G&K Services, Incorporated, et al., Civil Action No. 16-cv-03198 (DWF) (KMM), was filed in the United States District Court for the District of Minnesota, against the Company and the members of the Company's Board of Directors. The complaint asserted claims under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, and alleged, among other things, that the Company’s proxy statement contained false and misleading statements and/or omitted material information. The complaint sought, among other things, injunctive relief preventing consumption of the Merger, monetary damages and an award of attorneys’ fees and expenses. On October 28, 2016, the Company filed a Form 8-K with the SEC making supplemental disclosures to the Company’s definitive proxy statement filed with the SEC on September 29, 2016. On October 28, 2016, the parties filed a stipulation, and the court entered an order, dismissing this action with prejudice as to the named plaintiff and without prejudice as to all other putative class members.